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Crowe Chizek Consent                                                Exhibit 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Shopsmith, Inc. and Subsidiaries on Form S-8 (Registration No. 33-26463, 33-64663, 33-67898, and 333-17437) of our report on our audits of the consolidated financial statements and financial statement schedule of Shopsmith, Inc. and Subsidiaries as of April 1, 2000 and April 3, 1999 and for the years ended April 1, 2000, April 3, 1999 and April 4, 1998, which report is included in this Annual Report on Form 10-K.


                                                /s/Crowe, Chizek and Company LLP

                                                   Crowe, Chizek and Company LLP

Columbus, Ohio
June 7, 2000